Exhibit 99.1

News release

Dex One	SuperMedia
Media Contacts:	Media Contacts:
Chris Hardman	Andrew Shane
303-478-8432	214-498-4915
Chris.Hardman@dexone.com	Andrew.Shane@supermedia.com

Jenna Focarino	Tim Lynch
The Torrenzano Group	Joele Frank, Wilkinson Brimmer Katcher
212-681-1700	212-355-4449
jfocarino@torrenzano.com	tlynch@joelefrank.com

Investor Contact:	Investor Contact:
James Gruskin	Cliff Wilson
Cobb Bay Partners	972-453-6188
800-497-6329	cliff.wilson@supermedia.com
invest@dexone.com

DEX ONE AND SUPERMEDIA WILL COMBINE TO CREATE A NATIONAL PROVIDER OF SOCIAL, LOCAL AND MOBILE MARKETING SOLUTIONS

- Local Consultants Simplify Marketing for Business Owners -

Highlights of the Combination

•                  Over 3,100 marketing consultants serving more than 700,000 local businesses

•                  Pro-forma combined 2011 revenue was $3.1 billion, with non-GAAP adjusted EBITDA of approximately $1.2 billion and non-GAAP free cash flow of $610 million

•                  Combined companies estimate annual expense synergies of $150-$175 million by 2015

•                  Preserves tax attributes of as much as $1.8 billion to benefit cash flow

•                  Merged company better positioned to retire debt with amended and extended lender agreements

CARY, NC and DALLAS  — August 21, 2012 — Dex One Corporation (NYSE: DEXO) and SuperMedia Inc. (NASDAQ: SPMD) today announced that their Boards of Directors have approved a definitive agreement under which Dex One and SuperMedia will combine in a stock-for-stock merger of equals, creating a national provider of social, local and mobile marketing solutions through direct relationships with local businesses.

Upon closing of the transaction, Dex One shareholders are expected to own approximately 60 percent and SuperMedia shareholders are expected to own approximately 40 percent of the combined company.

The combined company will have over 5,800 employees, including more than 3,100 consultants who establish direct relationships with local business owners and offer a full suite of marketing solutions to help them retain and add customers.  Initially, the combined company will have relationships with more than 700,000 businesses.

The business will benefit from improved operating scale, significant synergies and enhanced cash flow.  On a pro-forma basis, for the full year 2011, the combined company would have reported $3.1 billion in revenue, $778 million in non-GAAP operating income (adjusted to exclude impairment charges of $1.8 billion) and $1.2 billion in non-GAAP adjusted EBITDA.  Pro-forma cash from operations for the full year 2011 would have been $657 million, and non-GAAP free cash flow would have been $610 million.  For the first half of 2012, the combined company would have reported pro-forma revenue of approximately $1.4 billion, $290 million in operating income and $586 million in non-GAAP adjusted EBITDA.  First half 2012 pro-forma cash flow from operations for the combined company would have been $340 million and non-GAAP free cash flow for the period would have been $322 million.

“We believe this merger is in the best interests of shareholders, lenders, customers, employees and consumers,” said Alan Schultz, chairman of the board of directors of Dex One.  “Dex One and SuperMedia are closely aligned with a solid value proposition for local businesses, and we expect the transaction to generate significant operational and financial synergies, which will create additional investor value.”

“Over the time we have spent together understanding each other’s company and exploring the market opportunities, we have become more and more enthusiastic about the potential of Dex One and SuperMedia combined to more effectively help businesses grow using the full range of local media,” added Douglas Wheat, chairman of the board of directors of SuperMedia.  “We look forward to working together to help the new company realize that potential.”

“For the past two years, Dex One and SuperMedia have been on the same path of transformation, fully embracing digital media to help businesses grow through a complete suite of marketing solutions provided by our local consultants,” said Peter McDonald, president and CEO of SuperMedia.  “Our common goal over many decades has been to drive results for local advertisers.  By joining together, we will have nationwide presence to increase market share and achieve operating and service efficiencies.  Having spent time in my career at Dex One and SuperMedia, I know that the great attitudes, best thinking and best practices of the talented individuals at both companies will combine to enhance the value we deliver to our clients and investors.”

“The two companies fit well together.  The combined scale and scope of the new company creates a powerful platform to penetrate more of the market and further improve our competitive position,” said Alfred Mockett, CEO of Dex One.  “This combination will accelerate the pace of the transformation each of us was pursuing independently, improve our financial condition and generate benefits for all constituencies.”

Financial Benefits for Shareholders and Lenders

The combined company estimates it will realize $150-$175 million of annual run rate cost synergies by 2015 due to scale efficiencies; rationalization of duplicative solutions, products and vendor relationships; headcount reductions; and adoption of the most cost effective management and operating practices and technology platforms and systems from Dex One and SuperMedia.  The combined company expects to incur $100-$120 million of one-time transition expenses to achieve these synergies.

The combined company also will benefit from the application across a larger territory of the best of each company’s social, local and mobile marketing solutions, combined with the advice of its marketing consultants, to create and maintain local business relationships.

The combined company expects to preserve access to Dex One’s remaining tax attributes and generate future attributes, in aggregate totaling as much as $1.8 billion, to offset income attributable to the combined company following the completion of the transaction.

Organization and Leadership

Under the terms of the definitive merger agreement, Alan Schultz, chairman of the board of directors of Dex One, will be chairman of the board of directors of the combined company.  The president and CEO of SuperMedia, Peter McDonald, will become CEO.  Alfred Mockett, Dex One’s CEO, will continue to lead Dex One through the close of the transaction, at which point he will step down.

Following the close of the transaction, the combined company’s board of directors will include Schultz, McDonald, four additional members from the Dex One board, four additional members from the SuperMedia board and one independent director to be selected by the new board.  The CFO of SuperMedia, Samuel (Dee) Jones, will become the CFO of the combined company.

The combined company will be called Dex Media.  This is not intended to be a new brand in the marketplace.  The Dex One and SuperMedia names and the brand names for their solutions and services have significant value with businesses and consumers.  Decisions regarding if and when to implement brand and name changes in local markets will be made after further evaluation and planning.  A decision regarding the location of the new company’s headquarters and other principal locations also will be made during the course of merger integration planning.

Transaction Structure

Under the terms of the agreement, Dex One and SuperMedia shareholders will exchange their shares for shares in Dex Media.  Dex One shareholders will receive 0.20 shares for each Dex One share they own, and Super Media shareholders will receive 0.4386 shares for each SuperMedia share they own.

Approvals

The transaction must be approved by the stockholders for the two companies and is subject to negotiation of acceptable credit agreement amendments with both companies’ lenders.  SuperMedia and Dex One intend to file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”) to submit the merger to their stockholders for approval.  The transaction is expected to close in the fourth quarter of 2012.

Advisors

Houlihan Lokey is acting as financial advisor to Dex One, and Kirkland & Ellis LLP is acting as its legal counsel.  Morgan Stanley & Co. LLC and Chilmark Partners are acting as financial advisors to SuperMedia, and Fulbright & Jaworski L.L.P and Cleary Gottlieb Steen & Hamilton LLP are acting as its legal counsel.

Investor Conference Call

Dex One and SuperMedia will host a conference call today, Aug. 21, at 10 a.m. EDT to discuss the proposed transaction.  To participate, call (888) 603-6873 domestically or (973) 582-2706 internationally 15 minutes prior to the scheduled start time.  The passcode is 21540686.  Shortly before the conference call begins, slides will be posted under the investor relations sections of each company’s website that will be referred to during the call.  A replay will be available for one week following the call until Aug. 28, at midnight EDT.  In addition, an audio web cast of the call will be available live and will be archived on the investor relations portions of both company’s web sites.  To access the replay, call (800) 585-8367 domestically or (404) 537-3406 internationally and enter access code 21540686.

A live audio webcast of the conference call will be available at www.DexOne.com and www.SuperMedia.com.  Please connect at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to join the webcast.

Important Information For Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed merger transaction between SuperMedia Inc. (“SuperMedia”) and Dex One Corporation (“Dex”) will be submitted to the respective stockholders of SuperMedia and Dex.  In connection with the proposed transaction, Newdex, Inc., a subsidiary of Dex (“Newdex”), will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by SuperMedia and Dex to solicit the required approval of their stockholders and that also constitutes a prospectus of Newdex.  INVESTORS AND SECURITY HOLDERS OF SUPERMEDIA AND DEX ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement/prospectus will be sent to security holders of SuperMedia and Dex seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by SuperMedia and Dex with the SEC from the SEC’s website at www.sec.gov.  Copies of the documents filed by SuperMedia with the SEC will be available free of charge on SuperMedia’s website at www.supermedia.com under the tab “Investors” or by contacting SuperMedia’s Investor Relations Department at (877) 343-3272.  Copies of the documents filed by Dex with the SEC will be available free of charge on Dex’s website at www.dexone.com under the tab “Investors” or by contacting Dex’s Investor Relations Department at (800) 497-6329.

SuperMedia and Dex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in SuperMedia’s proxy statement relating to its 2012 Annual Meeting of Shareholders and Dex’s proxy statement relating to its 2012 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2012 and March 22, 2012, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources described above.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction (when available), which will be filed with the SEC.

Forward-Looking Statements

Certain statements contained in this document are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the benefits of the proposed transaction and combined company, including future financial and operating results and synergies, plans, objectives, expectations and intentions and other statements relating to the proposed transaction and the combined company that are not historical facts.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex,

SuperMedia, the combined company or their respective management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex’s and SuperMedia’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex and SuperMedia. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex’s, SuperMedia’s or the combined company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex’s and SuperMedia’s publicly available reports filed with the SEC, which contain discussions of various factors that may affect the business or financial results of Dex, SuperMedia or the combined company. Such risks and other factors, which in some instances are beyond either company’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging digital technologies; ongoing weak economic conditions and continued decline in advertising sales; the companies’ ability to collect trade receivables from customers to whom they extend credit; the companies’ ability to generate sufficient cash to service their debt; the companies’ ability to comply with the financial covenants contained in their debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; the companies’ ability to refinance or restructure their debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the companies’ and the companies’ subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting the companies’ businesses; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the companies’ ability to maintain agreements with major Internet search and local media companies; the companies’ reliance on third-party vendors for various services; and other events beyond their control that may result in unexpected adverse operating results.

With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by forward-looking statements included herein, including, but not limited to, the ability of Dex and SuperMedia to consummate the transaction on the terms set forth in the merger agreement; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the transaction may not be realized or may take longer to realize than expected; the risk that benefits from the transaction may be significantly offset by costs incurred in integrating the companies; potential adverse impacts or delay in completing the transaction as a result of obtaining consents from lenders to Dex or SuperMedia; failure to receive the approval of the stockholders of either Dex or SuperMedia for the transaction; and difficulties in connection with the process of integrating Dex and SuperMedia, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel.  These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus included in the registration statement on Form S-4 that Newdex intends to file with the SEC in connection with the proposed transaction.

None of Dex, SuperMedia or the combined company are responsible for updating the information contained in this document beyond the publication date, or for changes made to this document by wire services or Internet service providers.

Basis of Presentation and Non-GAAP Financial Measures

For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted non-GAAP measures.  SuperMedia and Dex One believe that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current and expected financial performance. Specifically, both companies believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the companies believe are not indicative of their core operating results. In addition, non-GAAP financial measures are used by each company’s management for budgeting and forecasting as well as subsequently measuring each company’s performance and both companies believe that they are providing investors with financial measures that most closely align to their internal measurement processes.

Dex Media, Inc. - Pro Forma

Condensed Consolidated Statement of Comprehensive Income (Loss)

Reported (GAAP)

Year Ended December 31, 2011

(dollars in millions)

Year Ended
Unaudited	12/31/11

Operating Revenue	$3,123

Operating Expense	4,149

Operating (Loss)	(1,026)
Interest expense, net	453
(Loss) Before Gain on Sale of Assets, Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(1,479)

Gain on sale of assets	13
Reorganization items	(2)
Gains on early extinguishment of debt	116
(Loss) Before Provision (Benefit) for Income Taxes	(1,352)
Provision (benefit) for income taxes	(62)
Net (Loss)	$(1,290)

Comprehensive Income (Loss)
Net (Loss)	$(1,290)
Adjustments for pension and post-employment benefits, net of taxes	(13)
Total Comprehensive Income (Loss)	$(1,303)

Dex Media, Inc. - Pro Forma

Reconciliation of Non-GAAP Measures

Year Ended December 31, 2011

(dollars in millions)

Year Ended
Unaudited	12/31/11

Net Income (Loss) - GAAP	$(1,290)
Add/subtract non-operating items:
Provision (benefit) for income taxes	(62)
Interest expense, net	453
Gain on sale of assets (8)	(13)
Reorganization items (7)	2
Gains on early extinguishment of debt (6)	(116)
Operating Income (Loss)	(1,026)
Depreciation and amortization	424
EBITDA (non-GAAP) (1)	(602)

Adjustments:
Severance costs/other (5)	23
Stock comp. and LTI (9)	12
Impairment charge (10)	1,804
Adjusted EBITDA (non-GAAP) (2)	$1,237

Operating Revenue	$3,123

Operating income (loss) margin (3)	-32.9%
Impact of depreciation and amortization	13.6%
EBITDA margin (non-GAAP) (4)	-19.3%
Impact of adjustments	58.9%
Adjusted EBITDA margin (non-GAAP) (4)	39.6%

Notes:

(1)              EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on sale of assets, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)              Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs including severance costs, stock-based compensation and long-term incentive program, and impairment charge.

(3)              Operating income (loss) margin is calculated by dividing Operating Income (Loss) by Operating Revenue.

(4)              EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)              Severance costs of $13 million are associated with headcount reductions. Other items includes charges associated with a non-recurring vendor settlement and facility exit costs.

(6)              Gains on early extinguishment of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(7)              Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(8)              On February 14, 2011, we completed the sale of substantially all net assets of Business.com. As a result, we recognized a gain on sale of these assets of $13 million.

(9)              Stock-based compensation expense and long-term incentive program.

(10)       Represents a non-cash impairment charge associated with the write down of goodwill.

Dex Media, Inc. - Pro Forma

Condensed Consolidated Statement of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Year Ended December 31, 2011

(dollars in millions)

Year Ended
Unaudited	12/31/11

Cash Flows from Operating Activities	$657

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(47)
Proceeds from sale of assets	17
Net cash used in investing activities	(30)

Cash Flows from Financing Activities
Repayment of long-term debt	(563)
Other, net	(18)
Net cash used in financing activities	(581)
Increase in cash and cash equivalents	46
Cash and cash equivalents, beginning of year	302
Cash and cash equivalents, end of year	$348

Non-GAAP Financial Reconciliation - Free Cash Flow

Year Ended
Unaudited	12/31/11

Net cash provided by operating activities	$657
Less: Capital expenditures (including capitalized software)	(47)
Free Cash Flow	$610

Dex Media, Inc. - Pro Forma

Condensed Consolidated Statement of Comprehensive Income

Reported (GAAP)

Six Months Ended June 30, 2012

(dollars in millions)

6 Mos. Ended
Unaudited	6/30/12

Operating Revenue	$1,391

Operating Expense	1,101

Operating Income	290
Interest expense, net	194
Income Before Gains on Early Extinguishment of Debt and Provision for Income Taxes	96

Gains on early extinguishment of debt	190
Income Before Provision for Income Taxes	286
Provision for income taxes	49
Net Income	$237

Comprehensive Income
Net Income	$237
Adjustments for pension and post-employment benefits, net of tax	173
Total Comprehensive Income	$410

Dex Media, Inc. - Pro Forma

Reconciliation of Non-GAAP Measures

Six Months Ended June 30, 2012

(dollars in millions)

6 Mos. Ended
Unaudited	6/30/12

Net Income - GAAP	$237
Add/subtract non-operating items:
Provision for income taxes	49
Interest expense, net	194
Gains on early extinguishment of debt (6)	(190)
Operating Income	290
Depreciation and amortization	289
EBITDA (non-GAAP) (1)	579

Adjustments:
Severance costs (5)	2
Stock comp. and LTI (7)	5
Adjusted EBITDA (non-GAAP) (2)	$586

Operating Revenue	$1,391

Operating Income margin (3)	20.8%
Impact of depreciation and amortization	20.8%
EBITDA margin (non-GAAP) (4)	41.6%
Impact of adjustments	0.5%
Adjusted EBITDA margin (non-GAAP) (4)	42.1%

Notes:

(1)              EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gains on early extinguishment of debt, depreciation and amortization.

(2)              Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs including severance costs, stock-based compensation and long-term incentive program.

(3)              Operating Income margin is calculated by dividing Operating Income by Operating Revenue.

(4)              EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)              Severance costs are associated with headcount reductions.

(6)              Gains on early extinguishment of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(7)              Stock-based compensation expense and long-term incentive program.

Dex Media, Inc. - Pro Forma

Condensed Consolidated Statement of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Six Months Ended June 30, 2012

(dollars in millions)

6 Mos. Ended
Unaudited	6/30/12

Cash Flows from Operating Activities	$340

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(18)
Net cash used in investing activities	(18)

Cash Flows from Financing Activities
Repayment of long-term debt	(506)
Other, net	(4)
Net cash used in financing activities	(510)
(Decrease) in cash and cash equivalents	(188)
Cash and cash equivalents, beginning of year	348
Cash and cash equivalents, end of period	$160

Non-GAAP Financial Reconciliation - Free Cash Flow

6 Mos. Ended
Unaudited	6/30/12

Net cash provided by operating activities	$340
Less: Capital expenditures (including capitalized software)	(18)
Free Cash Flow	$322